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                                                                 EXHIBIT (17)(b)


                                    PROXY


                     MORGAN STANLEY U.S. REAL ESTATE FUND

                       SPECIAL MEETING OF SHAREHOLDERS

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned holder of shares of Common Stock, par value $0.001 per share ( the "Shares") of the MORGAN STANLEY U.S. REAL ESTATE FUND, a series of Morgan Stanley Fund, Inc., a Maryland corporation (the "MS Real Estate
Fund"), hereby appoints Don G. Powell, Dennis   J. McDonnell and Ronald A.
Nyberg, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders to be held at the offices of Van Kampen American Capital, Inc., One Parkview
Plaza, Oakbrook Terrace, Illinois 60181, on        , 1998 at 2:00 p.m., and any
and all adjournments thereof (the "Special Meeting"), and thereat to vote all Shares which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the following instructions.

         If more than one of the proxies, or their substitutes, are present at the Special Meeting or any adjournment thereof, they jointly (or, if only one is present and voting then that one) shall have authority and may exercise all powers granted hereby. This Proxy, when properly executed, will be voted in accordance with the instructions marked hereon by the undersigned. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS DESCRIBED HEREIN AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

      Account No.     No. of Shares     Class of Shares    Proxy No.

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        1.      FOR    AGAINST    ABSTAIN
                ---    -------    -------     The proposal to approve the Agreement and Plan of
                                              Reorganization pursuant to which the MS Real Estate Fund
                ---    -------    -------     would (i) transfer all of its assets to the Van Kampen American Capital Real Estate
                                              Securities Fund (the "VKAC Real Estate Fund") in exchange solely for Class A, B, and C shares of beneficial interest of the VKAC Real Estate Fund and VKAC Real Estate
                                              Fund's assumption of the liabilities of the MS Real Estate Fund, (ii) distribute such shares of the VKAC Real Estate Fund to the holders of shares of the MS Real
                                              Estate Fund and (iii) be dissolved, all as more fully  described in the
                                              Prospectus/Proxy
                                              Statement.

        2.      FOR    AGAINST    ABSTAIN
                ---    -------    -------     To act upon any and all other business which may come
                                              before the Special Meeting or any adjournment thereof.

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        The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting and Proxy Statement for the Special Meeting to be held on
    __, 1998 at 2:00 p.m.
        Please sign this Proxy exactly as your name or names appear on the books of the Global Equity Fund. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. If shares are held jointly, each holder should sign.


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
------------------------------------     ----------------------------------------
Shareholder signature                    1998
                                         Date
------------------------------------     ----------------------------------------
Co-owner signature (if applicable)       1998
                                         Date

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